EXHIBIT 10.18

ADDENDUM —EXPATRIATE AGREEMENT TO UNITED KINGDOM

Original Agreement Dated February 16, 2005

Amended on March 24, 2005

To:	Thomas R. Hammond

From:	Patricia H. Summers

Re:	Temporary Assignment to United Kingdom

Date:	October 1, 2009

This addendum extends your assignment agreement to April 1, 2011.

Patricia H. Summers Date
Senior Vice President – Global Human Resources

I acknowledge receipt, understanding and acceptance of this addendum.

Thomas R. Hammond Date